Exhibit 10.1

CONFIDENTIAL

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”), dated as of January 14, 2008, (the “Execution Date”), is made by and among On Assignment, Inc. (the “Company”) and Shawn Mohr (“Mohr”).

WHEREAS, the Company and Mohr are parties to that certain Senior Executive Agreement, dated April 14, 2004, which sets forth the terms of Mohr’s employment with the Company (the “Employment Agreement”);

WHEREAS, the Company has granted to Mohr certain restricted stock units (“RSUs”) under RSU agreements dated August 3, 2005, May 22, 2006 and August 1, 2006 (together, the “RSU Agreements”) pursuant to the Company’s Restated 1987 Stock Option Plan (as Amended and Restated through April 17, 2007) (the “Plan”);

WHEREAS the Company has granted to Mohr certain options to purchase Company common stock (“Options”) under stock option agreements dated April 7, 1997, January 13, 2004, April 14, 2004 and under two additional stock option agreements, each dated August 9, 2004 (together, the “Option Agreements”) pursuant to the Plan, as described in further detail on Exhibit C hereto;

WHEREAS, the Company and Mohr wish to convert certain of the Options into cash-settled stock appreciation rights;

WHEREAS, the Company maintains a 2007 Executive Incentive Plan applicable to Mohr (as described in Exhibit A to the Company’s Compensation Committee Meeting Minutes, dated March 23, 2007) (the “Bonus Plan”);

WHEREAS, Mohr and the Company have mutually determined to provide for the termination of Mohr’s employment with the Company, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Mohr (collectively, the “Parties”) hereby agree as follows:

1              Termination of Employment and Agreements.

(a)           Termination and Resignation of Positions.   Effective as of  5:00 p.m. (pst) on December 31, 2007 (the “Termination Date”), Mohr’s employment with the Company and its subsidiaries and affiliates shall terminate and Mohr shall cease to be an employee of any and all of the foregoing.  In addition, effective as of the Termination Date, (i) Mohr hereby resigns any and all offices and directorships he may hold with the Company or any of its subsidiaries or affiliates, (ii) the Employment Agreement is terminated and of no further force or effect, provided, that Sections 2 - 7 of the Employment Agreement shall survive the preceding terminations, and (iii) the Bonus Plan is terminated and of no further force or effect.

(b)           Termination of RSUs.  Mohr hereby acknowledges and agrees that, as of the Termination Date, (i) Mohr has been granted a total of 75,061 RSUs under the RSU Agreements; (ii) a total of 35,349 of such RSUs have vested and the shares underlying such vested RSUs have either been delivered to Mohr or withheld to satisfy taxes or other obligations owed by Mohr; (iii) the remaining 39,712 unvested RSUs so granted are hereby forfeited and terminated; (iv) the Company has no further obligation under or in connection with any of the RSUs or RSU Agreements; and (v) the RSU Agreements are terminated and of no further force or effect.

(c)           Termination of Options; Conversion to Stock Appreciation Rights.  Mohr hereby acknowledges and agrees that (i) as of the Termination Date, Mohr has been granted a total of 318,000 Options under the Option Agreements, of which (A) 8,000 Options have been previously canceled, (B) 271,316 Options have vested and become exercisable, (C) 38,684 Options remain unvested and unexercisable, (D) 74,120 Options have been exercised, and (E) 197,196 Options would, absent this Section 1(c), remain vested and exercisable immediately following the Termination Date (the Options described in this Section 2(c)(i)(E), as detailed on Exhibit C hereto, the “Currently Exercisable Options”); (ii) Mohr has not and will not exercise any previously unexercised Options at any time on or after the Termination Date, including without limitation, any of the Currently Exercisable Options; (iii) on or as soon as practicable after the Execution Date, the Currently Exercisable Options will be converted into an equivalent number of fully vested and exercisable, cash-settled stock appreciation rights (“SARs”) at the same exercise price and otherwise on substantially the same terms and conditions as those applicable to the Currently Exercisable Options so converted into SARs, as provided in the SAR Agreements in the form attached hereto as Exhibit B (the “SAR Agreements”); (iv) Mohr will cooperate with the Company and take all actions necessary or desirable to convert the Currently Exercisable Options into SARs, including without limitation, entering into SAR Agreements with the Company; and (v) the Options and the Option Agreements are hereby terminated and of no further force or effect.  Mohr further acknowledges and agrees that, upon conversion of the Currently Exercisable Options into SARs, the Company shall have no further obligations, and Mohr shall have no further rights, under or in connection with any of the Options or Option Agreements.

2              Accrued Obligations; Severance Payments; Exclusivity; Return of Property.

(a)           Accrued Obligations.  On or as soon as practicable after the Termination Date, the Company shall (i) pay to Mohr all unpaid salary and vacation accrued but not paid through the Termination Date, and (ii) reimburse to Mohr all outstanding reimbursable expenses incurred by Mohr and submitted to the Company prior to the Termination Date in accordance with the Company’s policies and practices, to the extent not reimbursed prior to the Termination Date.

(b)           Severance.  In consideration of Mohr’s execution and non-revocation of the Release (as defined below) and in further consideration of Mohr’s agreement to comply with the Additional Covenants (as defined below), subject to Section 6 below, the Company shall pay to Mohr (the “Severance Payments”):

(i)            Mohr’s base salary at the rate in effect as of the Termination Date ($288,750 per year) for a period of one year from and after the Termination Date, in satisfaction of the salary continuation obligations contained in Section 1(c)(iii)(A) of the Employment Agreement, payable in substantially equal installments on the Company’s generally applicable 2008 payroll dates;

(ii)           a lump-sum payment of $57,750, payable no later than March 31, 2008 in lieu of any bonus that may have become payable under the Bonus Plan absent Mohr’s termination of employment;

(iii)          a lump-sum payment of $15,348.93 in lieu of the continuation healthcare insurance benefits described in Section 1(c)(iii)(A) of the Employment Agreement, payable no later than March 31, 2008; and

(iv)          $231,000 payable in substantially equal installments on the Company’s generally applicable 2009 payroll dates, in any event, payable in full during calendar year 2009 only.

Notwithstanding the foregoing, the Company shall make no Severance Payments to Mohr prior to the expiration of any revocation period applicable under the Release and, to the extent that any Severance Payment would otherwise have been paid prior to such expiration, such Severance Payment shall be paid as soon as practicable following the expiration of such revocation period, but in no event more than fifteen (15) days after such expiration (provided that Mohr has not revoked the Release).  The Company’s obligation to continue to provide Mohr with Severance Payments described in Sections 2(b)(i) and 2(b)(iv) above shall cease if Mohr furnishes services to a third party as a senior executive.  Mohr shall be under no obligation to seek or accept any employment during the Severance Period.  Mohr has not, as of the Execution Date, entered into any arrangement to furnish such services and agrees to provide Company with timely notice of his acceptance of any engagement to furnish services to a third party as a senior executive.

(c)           Exclusivity of Benefits.  Except as expressly provided in Section 2 of this Agreement, Mohr shall not be entitled to any additional payments or benefits in connection with his employment or the termination thereof or under or in connection with any contract, agreement or understanding between Mohr and the Company.  All employee benefits, including without limitation, any medical, dental, life insurance, disability insurance and other benefits provided or funded in whole or in part by the Company shall cease as of the Termination Date.

(d)           Return of Property.  By signing this Agreement, Mohr represents that he has returned to the Company all property of the Company, including without limitation, original versions and/or copies of documents, spreadsheets, presentations or other materials, in any media or format, representing Company Proprietary Information and/or Records, as those terms are defined in the Employment Agreement, all keys, access cards, credit cards, calling cards, computer hardware and software, cellular phones and other mobile communications devices.  Mohr represents that the inventory attached hereto as Exhibit E (the “Office Inventory”) sets forth the complete and comprehensive list of all files, documents, books, equipment, other tangible items or materials, in any and all media retained by Mohr from his Company office and further warrants that such Office Inventory is comprised solely of Mohr’s personal items Mohr has not removed any Company Proprietary Information and/or Records.   The Company agrees to furnish Mohr, for his own use, a Blackberry communication device.   Mohr understands and acknowledges that Company maintains no service contracts associated with the Blackberry.  It will be Mohr’s sole responsibility, at Mohr’s sole cost and expense, to arrange for any service contracts he deems necessary for continued use of the Blackberry.

3              Release of Claims.  Mohr agrees that, as a condition to Mohr’s right to receive the Severance Payments, within the timeframe specified in the release of claims attached hereto as Exhibit A (the “Release”), but in any event not prior to the Termination Date, Mohr shall execute, deliver to the Company and not revoke the Release.

4              Covenants.

(a)           Existing Covenants.  Mohr hereby acknowledges and agrees that he is bound by certain restrictive covenants set forth in the Sections 2 and 3 of the Employment Agreement (the “Existing Covenants”) and that nothing contained herein shall alter Mohr’s obligations under the Existing Covenants, which obligations shall survive Mohr’s termination of employment.

(b)           Additional Covenants.  In addition to the Existing Covenants, in consideration of the Severance Payments contained herein, Mohr further agrees that Mohr will not use trade secrets or other Proprietary Information or Records (as defined in the Employment Agreement) to: (i) directly or indirectly, through another person or entity, divert, take away, attempt to divert or take away, call on or solicit any business from any of the suppliers, licensees, clients, customers or prospective customers of the Company or its subsidiaries or affiliates; and/or (ii) ****directly or indirectly, through another person or entity, induce or attempt to induce any employee of the Company or any of its subsidiaries or affiliates, including without limitation, the employees named on Exhibit D to this Agreement, to leave the employ of the Company, or in any way unlawfully interfere with the employment relationship between the Company or any of its subsidiaries or affiliates and any employee thereof.  For the purposes of this provision, “prospective customer” means any person or entity whom the Company or any of its subsidiaries or affiliates has actually engaged in discussions with to become a client or customer at any time during the two (2)-year period preceding the Termination Date (the “Additional Covenants” and, together with the Existing Covenants, the “Covenants”) ****.

5              Non-Disparagement.  Mohr agrees that he will not make any statement, publicly or privately, to any individual or entity, including, without limitation, clients, customers, employees, financial or credit institutions or news agencies, in any case, which could reasonably be expected to disparage, defame, libel or slander the Company, any of its affiliates or any of their respective employees, officers or directors.   Company agrees that it will not make or issue any statement to any individual or entity, including, without limitation, clients, customers, employees, prospective employers or news agencies, in any case, which could reasonably be expected to disparage, defame, libel or slander Mohr.  In accordance with Company policy, if requested by a potential new employer or other party validating Mohr’s past employment, Company will confirm Mohr’s dates of employment and title at the time of Mohr’s termination.

6              Breach of Covenants.  Mohr acknowledges and agrees that a breach by Mohr of any of the covenants or restrictions contained, reaffirmed or referenced herein, including without limitation the Covenants, will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate.  Accordingly, Mohr agrees that if he breaches or attempts to breach any of the foregoing, the Company shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Company), without posting bond or other security.  If the Company is required to enforce any of its rights hereunder, Mohr agrees to reimburse the Company for all reasonable costs and expenses, including reasonable attorneys’

fees, incurred by the Company in connection with such enforcement.  In addition, if the Company reasonably determines that Mohr has breached any such restriction or covenant (including without limitation, the Covenants), Mohr hereby agrees and acknowledges that he shall forfeit any and all rights to any then-unpaid Severance Payments and, to the greatest extent permitted under applicable law, Mohr agrees to immediately repay to the Company all Severance Payments previously paid to Mohr.  Notwithstanding the foregoing, Company’s obligation to Mohr for Severance Payments pursuant to Section 2(b)(i) above shall cease only if Mohr is found by a court of law to be in material violation of the provisions of Section 2 or 3 of the Employment Agreement.

7              Intentionally omitted.

8              Notices.

Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered  by certified or registered mail to the addresses listed below:

If to the Company:

On Assignment, Inc.

26651 West Agoura Road

Calabasas, CA 91302

Attn:  General Counsel

If to Mohr, to the most recent address on file with the Company’s Human Resources Department; or to such other address as either Party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

9              Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to apply to the maximum limitations permitted by applicable law and the Parties hereby expressly acknowledge their desire that in such event such action be taken.  Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated.

10            Entire Agreement; Amendment.  This Agreement, together with the Release and The SAR Agreements, the surviving provisions of the Employment Agreement (as provided above), and the Indemnification Agreement between Mohr and Company dated January 25, 2007, represent the entire agreement and understanding among the Parties concerning Mohr’s separation from the Company and, except as expressly set forth herein, supersedes and replaces any and all prior agreements and understandings concerning Mohr’s relationship with the Company and his compensation from the Company (including, without limitation, the Employment Agreement, the RSU Agreements, the Option Agreements, the Bonus Plan, the Letter Agreement between the Company and Mohr, dated September 15, 2005 and the Change in Control Severance Plan).  This Agreement may only be amended by a writing signed by both Mohr and a duly authorized officer of the Company.

11            Governing Law.  This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules.

12            Cooperation With the Company.  Within the confines of the law and to the extent such action does not unreasonably interfere with Mohr’s obligations to any future employer or expose Mohr to any potential liability for which he is not indemnified by Company pursuant to the Indemnification Agreement dated January 25, 2007, Mohr shall reasonably cooperate with the Company in its defense of, or other participation in, any administrative, judicial or other proceeding arising from any charge, complaint or other action which has been or may be filed and which relates to Mohr’s employment with or duties and responsibilities to the Company and, at Company’s request, sign any documents for which his signature may be reasonably required in connection with his employment with the Company.

13            Section 409A of the Code.  The Severance Payments described in Sections 2(b)(i), (ii) and (iii) of this Agreement are intended to be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), by virtue of their compliance with the “involuntary separation pay” exemption provided under Treas. Reg. Section 1.409A-1(b)(9)(iii).  The Severance Payments described in Section 2(b)(iv) of this Agreement are intended to comply with the permissible “time or fixed schedule” payment timing described in Treas. Reg. Section 1.409A-3(a)(4).  The conversion of Currently Exercisable Options into SARs described in Section 1(c) of this Agreement is intended not to constitute a “modification” or “extension” of a stock right (within the meaning of Section 409A).  Accordingly, all amounts payable under or in connection with this Agreement are intended either to be exempt from or compliant with Section 409A.  If, however, at any time the Company determines that any payment under this Agreement or any SAR Agreement may be or become subject to the application of taxes under Section 409A, the Company shall have the right, in its sole discretion, to adopt such amendments to this Agreement and/or the SAR Agreements or take such other actions (including amendments and actions with retroactive effect) as the Company determines are necessary or appropriate to (a) exempt the payments provided hereunder and/or under the SAR Agreements from Section 409A and/or preserve the intended tax treatment of such payments, or (b) comply with the requirements of Section 409A and related Department of Treasury guidance.

14            Withholding.  The Company shall withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

15            Acknowledgement.  Mohr acknowledges that the Severance Payments are consideration for Mohr’s promises and covenants contained and affirmed in this Agreement, and that such consideration is above and beyond any compensation to which he is entitled from the Company in connection with his employment or the termination thereof, or under any contract or law.

16            Confidentiality. Mohr  will not, directly or indirectly, provide to any person or entity any information that concerns or relates to the negotiation of or circumstances leading to the execution of this Agreement or to the terms and conditions hereof, provided that Mohr may make disclosure of the foregoing: (a) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Company; (b) to his tax advisor(s) or accountant(s) as may be necessary for the preparation of tax returns or other reports required by law; (c) to his attorney(s); and/or (d) to members of his immediate family, provided, that prior to disclosing any such information (except disclosures required by law or legal process or as authorized in writing), Mohr will inform the recipients that they are bound by the limitations of this Section 16.  Additionally, Mohr will make any new employer or prospective employer (or other business entity to which Mohr seeks to furnish professional services) aware of the promises and covenants contained and affirmed herein, and provide a copy of the Agreement to any new employer or other business entity.

17            No Admissions. By entering into this Agreement, no Party hereto is admitting any liability or wrongdoing whatsoever, nor does this Agreement constitute an admission of any fact, claim or allegation.  This Agreement in no way implies the truth of any claim or allegation.  Furthermore, this Agreement shall not be construed as an admission that any Party violated any order, law, statute, duty, contract, legal duty or obligation.

18            Voluntary Execution of Agreement.  Mohr acknowledges and agrees that he is executing this Agreement and the Release voluntarily and without any duress or undue influence on the part or behalf of the Company, with the full intent of releasing all Claims (as defined in the Release).  Mohr further acknowledges and agrees that:

(a)           He has read this Agreement and the Release and has been provided the opportunity to consider this Agreement for a period of not less than twenty-one days;

(b)           He has been represented in the preparation, negotiation and execution of this Agreement and the Release by legal counsel of his own choice or he has voluntarily declined to seek such counsel;

(c)           He understands the terms and consequences of this Agreement and the Release, and has not relied on any representations or statements made by anyone which are not specifically set forth in this Agreement; and

(d)           He is fully aware of the legal and binding effect of this Agreement and the Release.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

COMPANY:	On Assignment, Inc.,
a Delaware corporation

By:
	Name:	Angela Kolarek
	Title:	Vice President of Human Resources

MOHR:
Shawn Mohr

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of On Assignment, Inc., a Delaware corporation (the “Company”), and each of its partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended.  Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 2 of that certain Separation Agreement, dated as of January 14, 2008, between the Company and the undersigned (the “Separation Agreement”) nor to release the Company from its obligation arising under the Indemnification Agreement between the undersigned and Company dated January 25, 2007.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1)                           HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE SEPARATION AGREEMENT AND THIS RELEASE;

(2)                           HE HAS TWENTY-ONE (21) DAYS FROM THE EXECUTION OF THE SEPARATION AGREEMENT TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3)                           HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Agreement, and the undersigned agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Release this 14 day of January 2008.

Shawn Mohr

EXHIBIT B

ON ASSIGNMENT, INC., CONVERTED STOCK APPRECIATION RIGHTS AGREEMENT

PURSUANT TO THE ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN,

AS AMENDED AND RESTATED THROUGH APRIL 17, 2007

This Converted Stock Appreciation Rights Agreement (the “Agreement”), dated as of Janaury [_], 2008, is made by and between On Assignment, Inc., a Delaware corporation (the “Company”) and Shawn Mohr (the “Participant”), under the terms of the Company’s Restated 1987 Stock Option Plan, as amended and restated through April 17, 2007, and as may be further amended from time to time (the “Plan”).  The Plan is incorporated herein by reference and made a part of this Agreement and shall control the rights and obligations of the Company and the Participant under this Agreement.  Except as otherwise provided herein, terms used herein shall have the meanings provided in the Plan.  To the extent, if any, that there may exist a conflict between the Plan and this Agreement, the Plan shall prevail.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

1.                     Conversion to Stock Appreciation Rights.  The [    ]shares of Stock (a) which are subject to that certain stock option (the “Prior Option”) granted pursuant to the Stock Option Agreement between the Company and the Participant, dated [    ], and (b) which constitute Currently Exercisable Shares (as defined in that certain Separation Agreement between the Company and the Participant, dated January  _, 2008 (the “Separation Agreement”), are hereby converted into an equivalent number of Stock Appreciation Rights (“SARs”) with a SAR Exercise Price of $[    ] per SAR, which SAR Exercise Price equals the Option Price of the Prior Option.  The SARs shall be subject to the terms and conditions of the Plan and this Agreement.

2.                     Vesting.  The SARs shall remain fully vested and exercisable following the conversion described in Section 1 above.

3.                     Exercise and Term.  The Participant may exercise the SARs until the earliest to occur of the following dates (the earliest such date, the “Expiration Date”):

(a)           the third anniversary of the date of the Participant’s termination of employment by reason of the Participant’s death or Disability;

(b)                                 the date which is three months after the date of the Participant’s termination of employment for any reason other than death, Disability or Cause, provided, that if the Participant dies prior to the expiration of such three-month period, the SARs shall remain exercisable until the earlier of the dates specified in Section 3(a) and Section 3(d) hereof;

(c)           the date of the Participant’s termination of employment by the Company for Cause; and

(d)           [    ], the expiration date of the Prior Option.

To the extent that the Participant does not exercise SAR prior to the Expiration Date, such SAR shall terminate and be forfeited.

4.                     Method of Exercise.  The SARs shall be exercised by completing an Exercise Notice in the form attached hereto as Exhibit A or such other Exercise Notice as the Committee may prescribe.  Such Exercise Notice shall state the number of shares of Stock with respect to which the SARs are being exercised and contain such other representations and agreements as may be required by the Committee pursuant to the provisions of the Plan (whether or not currently included in Exhibit A).  The Exercise Notice shall be signed by the Participant and delivered in person or by certified mail to the Secretary of the Company.  The SARs shall be deemed to be exercised upon receipt by the Company of such written notice.  Notwithstanding any of the foregoing, the Committee shall have the right to specify all conditions of the manner of exercise, which conditions may vary and which may be subject to change from time to time.

5.                     Payment.  Upon exercise of any SARs, the Participant (or if applicable his or her beneficiary) shall be entitled to receive an amount in cash, less any required withholding, equal to the product of (i) the difference between the Fair Market Value of a share of Stock on the date of exercise and the SAR Exercise Price, multiplied by (ii) the number of shares of Stock with respect to which the SARs are being exercised.  Payments in respect of any SARs that are exercised in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate), on or as soon as practicable after the date of exercise, but in any event within thirty (30) days after such exercise date.

6.                     Converted Stock Appreciation Right.  The conversion of the Prior Option into SARs pursuant to this Agreement shall constitute full and final satisfaction of all obligations existing  under the Prior Option with respect to the Currently Exercisable Shares thereunder or otherwise.  This Agreement supersedes and replaces in its entirety the Prior Option.  In consideration of the conversion of the Prior Option into these SARs and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Participant hereby waives, relinquishes and gives up any and all right, title, claims and other interests that Optionee may have arising under or in connection with the Prior Option.  Notwithstanding anything contained in the Prior Option or the Plan, except as expressly stated in Section 7 below, all of Optionee’s rights under or in connection with the Prior Option are hereby terminated and shall be deemed null and void and of no force and effect.

7.                     No Modification.  The conversion of the Prior Option into SARs is intended not to constitute a “modification” or “extension” within the meaning of Treas. Reg. 1.409A-1(b)(5)(v).  Notwithstanding anything contained herein, to the extent that any term or condition of these SARs, whether contained in this Agreement, the Separation Agreement or the Plan, would constitute a such a “modification” to, or “extension” of, the Prior Option, then such term and/or condition of these SARs shall be disregarded and the corresponding term and/or condition of the Prior Option shall remain in effect.

8.                     Miscellaneous.

(a)           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(b)                                 No Shareholder Rights.  The Participant acknowledges that he does not have any rights as a shareholder of the Company by reason of the conversion of the Prior Option into the SARs or the settlement of such SARs.  The Participant further acknowledges that the SARs shall only entitle the Participant, if at all, to a cash amount determined and payable pursuant to the terms of the Plan and this Agreement.  The SARs shall not represent any right to receive actual shares of Stock or other equity securities of the Company or any Subsidiary, and the Participant shall not have any interest in or right to receive any such shares or securities following or by reason of (a) the conversion of the Prior Option to SARs or (b) the settlement of the SARs.

(c)                                  Withholding.  The Company shall have the authority and the right to deduct or withhold, or require the Participant (or his beneficiary) to remit to the Company, an amount sufficient to satisfy all federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to the conversion into, vesting or exercise of the SARs.

(d)                                 Section 409A.  The SARs are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for a right to compensation based on the appreciation in value of a specified number of shares of service recipient stock as described in Section 1.409A-1(b)(5)(i)(B) of the Department of Treasury regulations.  Notwithstanding any provision of the Plan, the Separation Agreement or this Agreement to the contrary, in the event that the Committee determines that the SARs may be or become subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date hereof), the Committee may adopt such amendments to the Plan and this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the SARs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the SARs, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(e)                                  Amendment.  This Agreement may be modified or amended only by a written agreement signed by the Participant and a duly authorized representative of the Company.

(f)                                    No Right to Employment.  Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue as an employee or other service provider of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause.

(g)                                 Nontransferrable.  The SARs are not transferable other than by will or the laws of descent and distribution and may be realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

(h)                                 Severability.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(i)                                     Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of California.

(j)                                     Captions.  The captions contained in this Agreement are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Agreement’s provisions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Participant and the Company have executed this Agreement as of the date and year first above written.

ON ASSIGNMENT, INC.	PARTICIPANT

By:
Its:	Shawn Mohr

EXHIBIT A

ON ASSIGNMENT, INC.

CONVERTED STOCK APPRECIATION RIGHTS EXERCISE NOTICE

PURSUANT TO THE ON ASSIGNMENT, INC. RESTATED 1987 STOCK OPTION PLAN,

AS AMENDED AND RESTATED THROUGH APRIL 17, 2007

On Assignment, Inc.

26651 West Agoura Road

Calabasas, CA 91302

Attention: Stock Plan Administrator

(e)           Effective as of today,                                                 , the undersigned Participant hereby elects to exercise Participant’s vested Converted Stock Appreciation Rights (the “SARs”) with respect to [    ] shares of Stock pursuant to the On Assignment, Inc. Restated 1987 Stock Option Plan, as Amended and Restated through April 17, 2007 and the Converted Stock Appreciation Rights Award Agreement dated as of [                        ].

(f)            I acknowledge that payment for the SARs will be made in accordance with the terms set forth in the Plan and the Converted Stock Appreciation Rights Award Agreement, less any legally required withholdings.

Submitted by:

PARTICIPANT:

Shawn Mohr

Address:

EXHIBIT C

STATUS OF STOCK OPTION GRANTS TO MOHR AS OF IMMEDIATELY PRIOR TO THE TERMINATION DATE

STOCK OPTIONS

	Grant
Number	Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable
000723	4/7/1997	SO87	ISO	8,000.00	$7.09375	0.00	0.00	8,000.00	0.00	0.00	0.00
002331	1/13/2004	SO87	NQ	40,000.00	$6.52000	0.00	39,444.00	0.00	556.00	40,000.00	39,444.00
002383	4/14/2004	SO87	NQ	110,000.00	$6.00000	0.00	98,541.00	0.00	11,459.00	110,000.00	98,541.00
002435	8/9/2004	SO87	ISO	84,515.00	$4.65000	23,170.00	63,009.00	0.00	21,506.00	61,345.00	39,839.00
002436	8/9/2004	SO87	NQ	75,485.00	$4.65000	50,950.00	70,322.00	0.00	5,163.00	24,535.00	19,372.00

				318,000.00		74,120.00	271,316.00	8,000.00	38,684.00	235,880.00	197,196.00

Aggregate Exercise Price of Exercisable Options = (39,444 * $6.52) + (98,541 * $6.00) + (39,839 * $4.65) + (19,372 * $4.65) = $1,123,752.03

EXHIBIT D

NAMED EMPLOYEES

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*

*

*

*

* Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT E

OFFICE INVENTORY

Personal Items included:

•                  Photo album

•                  Desk photos

•                  Various magazines

•                  Food supplements

•                  Personal documents (tax returns, bills, etc.)